                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT



CLASSIC CABLE, INC. d/b/a Classic Cable
         Delaware

CLASSIC CABLE HOLDING, INC. d/b/a Classic Cable
         Delaware

PONCA HOLDINGS, INC. d/b/a Classic Cable
         Delaware

CLASSIC TELEPHONE, INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE HOLDING, INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE COMMUNICATIONS INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE OF BEAVER, OKLAHOMA, INC. d/b/a Classic Cable
         Delaware

UNIVERSAL CABLE MIDWEST, INC. d/b/a Classic Cable
         Delaware

WT ACQUISITION CORPORATION d/b/a Classic Cable
         Delaware

W.K. COMMUNICATIONS, INC. d/b/a Classic Cable
         Kansas

TELEVISION ENTERPRISES, INC. d/b/a Classic Cable
         Texas

BLACK CREEK COMMUNICATIONS, L.P. d/b/a Classic Cable
         Delaware

BLACK CREEK MANAGEMENT, L.L.C. d/b/a Classic Cable
         Delaware